UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2018

SPECTRA ENERGY PARTNERS, LP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33556	41-2232463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court,

Houston, Texas 77056

(Address of Principal Executive Offices) (Zip Code)

(713) 627-5400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 30, 2018, Sabal Trail Transmission, LLC (“Sabal Trail”) issued $1.5 billion of senior notes (the “Offering”). Sabal Trail is jointly owned by an indirect subsidiary of Spectra Energy Partners, LP, owning 50% of Sabal Trail, and affiliates of NextEra Energy, Inc., owning 42.5%, and Duke Energy Corporation, owning 7.5% (collectively the “Owners”).

The notes were issued in three series: $500 million aggregate principal amount of 4.246% Senior Notes due 2028 (the “2028 Notes”), $600 million aggregate principal amount of 4.682% Senior Notes due 2038 (the “2038 Notes”) and $400 million aggregate principal amount of 4.832% Senior Notes due 2048 (the “2048 Notes,” and together with the 2028 Notes and the 2038 Notes, the “Notes”). The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold by the initial purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

Sabal Trail intends to use the net proceeds from the Offering to make proportional distributions to the Owners with respect to construction and development costs previously incurred by the Owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP (Registrant)

	By:	Spectra Energy Partners (DE) GP, LP, its general partner

	By:	Spectra Energy Partners GP, LLC, its general partner

Date: May 1, 2018	By:	/s/ STEPHEN J. NEYLAND
Stephen J. Neyland Vice President - Finance (Duly Authorized Officer)